UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 15, 2007

Universal Fog, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-51060
(Commission File Number)

86-0827216
(I.R.S. Employer Identification No.)

Harbin Humankind Biology Technology Co. Limited
168 Binbei Street
Songbei District, Harbin City
Heilongjiang Province, People’s Republic of China
(Address of Principal Executive Offices) (Zip Code)

(602) 254-9114
(Registrant's Telephone Number, Including Area Code)

Copies to:
Martin & Pritchett, P.A.
17115 Kenton Drive
Suite 202A
Cornelius, NC 28031

This Current Report on Form 8-K is filed by Universal Fog, Inc., a Delaware corporation (the “Registrant” or the "Company"), in connection with the items set forth below.

ITEM 1.01 Entry Into A Material Definitive Agreement

As of October 15, 2007, the Registrant entered into a Share Exchange Agreement (the “Agreement”), between and among the Registrant, Thomas Bontems, the Chief Executive Officer of the Registrant (“Bontems”), Sun Xin, a citizen and resident of the People’s Republic of China and majority shareholder of the Registrant (the “Majority Shareholder”) and also the 100% owner of the share capital of China Health Industries Holdings Limited, a corporation organized under the laws of the Hong Kong SAR of the People’s Republic of China (“China Health”), and China Health, which is in turn the owner of 100% of the share capital of Harbin Humankind Biology Technology Co. Limited, a corporation organized under the laws of the People’s Republic of China (“Harbin Humankind”).

       Pursuant to the Agreement, the Registrant will acquire one hundred percent (100%) of all of the issued and outstanding share capital of China Health from Sun Xin in exchange for 60,000,000 shares of common stock of the Registrant in a transaction intended to qualify as a tax-free exchange pursuant to sections 351 and 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.

In furtherance of the Agreement, the Board of Directors of the Registrant and Sun Xin have approved the exchange, upon the terms and subject to the conditions set forth in the Agreement attached hereto as Exhibit 10, pursuant to which one hundred percent (100%) of the share capital of China Health issued and outstanding prior to the exchange, will be exchanged by Sun Xin in the aggregate for 60,000,000 shares of common stock, $.001 par value, of the Registrant.  As a result of the exchange, China Health will become a direct wholly-owned subsidiary of the Registrant, and Harbin Humankind will become an indirect wholly-owned subsidiary of the Registrant.

The closing contemplated in the Agreement (the “Closing”) shall be held at a mutually agreed upon time and place on or before October 31, 2007, or on another date to be agreed to in writing by the parties (the "Closing Date”).

At Closing, the Board of Directors of the Registrant shall appoint such director nominees as may be designated by Sun Xin to fill vacancies on the Board of Directors of the Registrant, and, thereafter, director Tom Bontems shall resign, all in compliance with Rule 14f-1 under the Exchange Act. It is contemplated that Tom Bontems will resign his office as chief executive officer immediately and his position as a director ten days after an Information Statement on Schedule 14F-1 is filed and mailed to stockholders of record.

There is no cash or other consideration being given to the Registrant in the share exchange in addition to the share capital of China Health. However, the share exchange is conditioned on the prior consummation of a 1:20 reverse stock split by the Registrant. To that end, the Registrant has filed a Preliminary Information Statement on Schedule 14C with the Commission in order to effect the 1:20 reverse stock split. After the reverse stock split and share exchange are consummated, Sun Xin will own 61,203,087 shares of common stock, representing 98.3% of the 62,234,732 total outstanding shares of common stock. Currently, Sun Xin owns 24,061,745 shares of common stock, representing 53.8% of the 44,694,634 total outstanding shares of common stock. Finally, the Registrant has agreed to pay and satisfy all of its “liabilities” as such term is defined by U.S. GAAP as of the closing.

It is important to note that Mr. Xin had no pre-existing material relationship of any kind with the Registrant or Mr. Bontems prior to the Agreement described herein.

The Registrant has agreed to use its best efforts to insure the conditions under the Agreement will be satisfied as promptly as practicable so that the Closing conditions under Agreement will occur and the transactions will be consummated. Inasmuch as Sun Xin currently owns 53.8% of the 44,694,634 total outstanding shares which he acquired on September 10, 2007, this transaction will not result in a change in control of ownership of the common stock. Reference is made to the Registrant’s Super 8-K that was filed with the Commission on September 14, 2007, for additional background on China Health and Harbin Humankind, and for information about how Sun Xin acquired his 53.8% stake.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL FOG, INC.

Date: October 24, 2007	By:	/s/ Thomas Bontems
Thomas Bontems
Director and CEO